Exhibit 99.1

XMax Advances AI Strategy Through Development and Deployment of An AI Inference Platform

Los Angeles, CA, April 8, 2026 – XMax Inc. (NASDAQ: XWIN) (“XMax” or the “Company”) today announced a key milestone in its artificial intelligence (“AI”) strategy with the deployment of an AI inference platform, further advancing its expansion toward a software-driven and platform-based AI business.

XMax AI Inc., a wholly owned subsidiary of the Company (“XMax AI”), has entered into an agreement with CLOUD ALLIANCE INC to develop and deploy a cloud-based AI inference platform to the Amazon Web Services (AWS) cloud environment designated by XMax AI. The platform is designed to support scalable AI application development, multi-model integration, and potential commercial deployment.

The platform will feature core capabilities including large-model API access and intelligent routing, user authentication, integrated payment processing, usage-based billing, and workflow management tools. Together, these functionalities are expected to enable XMax to establish a unified AI service layer supporting both internal operations and potential future external commercialization.

The deployment is expected to be completed within approximately 30 days, subject to standard implementation conditions.

This initiative represents a foundational step in XMax’s broader AI expansion strategy, positioning the Company to develop from a traditional product-focused business into a scalable, software-centric platform. XMax believes that establishing capabilities in the orchestration and deployment layer of AI services is critical to capturing long-term value in the rapidly evolving AI ecosystem.

“We view AI infrastructure and software capability as core to our next phase of growth,” said Mr. Xiaohua Lu, Chief Executive Officer of XMax. “This deployment establishes the foundation for XMax to operate as an AI-enabled platform company, capable of delivering scalable and commercialized AI solutions.”

Following deployment, the Company plans to enhance platform capabilities, integrate additional AI models, and explore commercialization opportunities and strategic partnerships.

About XMax Inc.

Headquartered in Commerce, California, XMax Inc. (NASDAQ: XWIN), formerly known as Nova LifeStyle, Inc., is a diversified company engaged in the design, sourcing, and distribution of contemporary furniture, as well as the development of artificial intelligence technologies. The Company operates through an established global network of suppliers, distributors, and e-commerce channels, serving a broad customer base. In addition, XMax is expanding into artificial intelligence technologies, including AI software and platform-based services, to support future growth. By leveraging both its core operations and emerging technologies, the Company aims to drive diversification and long-term value creation.

About Cloud Alliance Inc.

Cloud Alliance Inc. is a Virginia-based company providing cloud, IT modernization, DevOps, cybersecurity support, high-performance computing, and AI-enabled technology services to government and commercial clients. The company’s capabilities include cloud migration and modernization, enterprise cloud architecture, system design and development, testing, operations and maintenance, troubleshooting, security vulnerability management, and data processing and AI integration. Cloud Alliance supports mission-critical, enterprise-wide systems for federal and state government customers and maintains public visibility across government-focused contract channels including DOC NOAA NMITS, DOT SWEP, USDA STRATUS, and the GSA Schedule.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, our ability to fully resume our operations and remain financially healthy, our expected future growth prospects. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

Investor Relations Contact

ICR LLC.

XMaxIR@icrinc.com